UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2017

Textmunication Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1940 Contra Costa Blvd.
Pleasant Hill, CA	94523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 925-777-2111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On September 9, 2015, we entered into a convertible promissory note pursuant to which we borrowed $50,000. Interest under the convertible promissory note was 8% per annum, and the principal and all accrued but unpaid interest was due on June 7, 2016. The note was convertible at any time following the issuance date at noteholders option into shares of our common stock at a variable conversion price of 50% of the lowest day market price of our common stock during the 10 trading days prior the date of the notice of conversion.

On March 17, 2017, Textmunication Holdings, Inc. and the noteholder reached a settlement agreement. The first payment was wired to the noteholder on March 17, 2017. The final payment was due March 31, 2017.

Textmunication Holdings, Inc. successfully made the final payment on March 31, 2017. The note was eliminated.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Textmunication Holdings, Inc.

/s/ Wais Asefi
Wais Asefi
Chief Executive Officer

Date: April 4, 2017

3